CONTACT:
Capital Bank Financial Corp.
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
Kposner@cbfcorp.com

Capital Bank Financial and CommunityOne Announce Preliminary Shareholder Merger Consideration Election Results

Charlotte, NC. (October 25, 2016) – Capital Bank Financial Corp. (NASDAQ:CBF) ("Capital Bank Financial") and CommunityOne Bancorp (NASDAQ:COB) ("CommunityOne") today announced the preliminary results of the elections made by CommunityOne shareholders regarding their preferences as to the form of merger consideration they wish to receive in connection with the pending merger between CommunityOne and Capital Bank Financial.

Based on the information as of the election deadline of 5:00 p.m., ET on October 24, 2016, the preliminary merger consideration election results were as follows:

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Holders of 10,361,402 shares of CommunityOne common stock (which includes 7,474 shares that made elections pursuant to guaranteed delivery procedures), or approximately 42.6% of the outstanding shares of CommunityOne common stock, elected to receive $14.25 per share in cash (“cash electing shares”);

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Holders of 12,608,611 shares of CommunityOne common stock (which includes 1,572,904 shares that made elections pursuant to guaranteed delivery procedures), or approximately 51.9% of the outstanding shares of CommunityOne common stock, elected to receive 0.43 shares of Capital Bank Financial Class A common stock (“share electing shares”); and

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Holders of 1,325,609 shares of CommunityOne common stock, or approximately 5.5% of the outstanding shares of CommunityOne common stock, did not submit a properly completed election form to Computershare Trust Company, N.A., the election and exchange agent in the merger, by the election deadline and are therefore deemed to have no preference as to the form of consideration they will receive and will receive cash, shares of Capital Bank Financial Class A common stock or a combination of both, depending on the elections of other CommunityOne shareholders.

The foregoing results are preliminary only, and final certified results are not yet available. Based on the preliminary results above, the election to receive cash is expected to be oversubscribed. Therefore, the consideration to be received by holders of cash electing shares is expected to be prorated so that it includes both Capital Bank Financial Class A common stock and cash pursuant to the terms set forth in the merger agreement. After the final results of the merger consideration election process are determined, the final allocation of merger consideration will be calculated in accordance with the terms of the merger agreement.
From and after the election deadline, only outstanding shares of CommunityOne common stock as to which no merger consideration election was made may be traded, and such shares will be deemed to have no preference as to the form of consideration they will receive at the time of closing.
The merger is expected to close on or about October 26, 2016.
About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $7.6 billion in total assets as of June 30, 2016, and 151 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank Financial Corp., please visit www.capitalbank-us.com.

About CommunityOne Bancorp

CommunityOne Bancorp is the Charlotte, North Carolina-based bank holding company for CommunityOne Bank, N.A. Founded in 1907 as First National Bank of Asheboro, CommunityOne has grown into a $2.4 billion community bank, operating 45 full service banking branches throughout central, southern and western North Carolina, and loan production offices in Raleigh and Winston-Salem, North Carolina and Charleston, South Carolina. To learn more about CommunityOne Bancorp, please visit www.community1.com.

Forward-looking Statements

The information presented above may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Capital Bank Financial or CommunityOne. Forward-looking statements can be identified by the use of the words "anticipate," "expect," "intend," "estimate," "target" and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; credit and interest rate risks associated with Capital Bank Financial’s or CommunityOne’s respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which Capital Bank Financial or CommunityOne operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect Capital Bank Financial’s or CommunityOne’s future results that are identified in their Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the SEC. Forward-looking statements are made only as of the date of this presentation, and neither Capital Bank Financial nor CommunityOne undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof.
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